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                                                                  EXHIBIT NO. 21


                         Subsidiaries of the Registrant


The following is a list of subsidiaries of the Registrant, as of January 1, 1994, all of which are wholly-owned.

                                                                                                    State of
          Parent                                                                                  Incorporation
          ------                                                                                  -------------
          Service Merchandise Company, Inc.                                                         Tennessee

          Subsidiaries
          ------------

          Service Merchandise Co. Broad, Inc.                                                       Tennessee
          Service Merchandise Co. No. 34, Inc.                                                      Tennessee
          Service Merchandise Co. No. 35, Inc.                                                      Tennessee
          Service Merchandise Co. No. 51, Inc.                                                      Tennessee
          Service Merchandise Co. No. 93, Inc.                                                      Tennessee
          Service Merchandise Co. No. 30, Inc.                                                      Tennessee
          Service Merchandise Company of Iowa, Inc.                                                 Tennessee
          Service Merchandise Company of Kansas, Inc.                                               Tennessee
          The Toy Store, Inc.                                                                       Tennessee
          B. A. Pargh Co., Inc.                                                                     Tennessee
          Cherry-Tolleson, Inc.                                                                     Tennessee
          Service Merchandise Showrooms, Inc.                                                       Tennessee
          Wholesale Supply Company, Inc.                                                            Tennessee
          Homeowners Warehouse, Inc.                                                                 Florida
          The Lingerie Store, Inc.                                                                  Tennessee
          The McNally Supply Company                                                                Tennessee
          SMC Aviation, Inc.                                                                      New Hampshire
          Porta-File, Inc.                                                                          Tennessee
          H. J. Wilson Co., Inc.                                                                    Louisiana
          Service Merchandise Co. of New York, Inc.                                                 Tennessee
          Travel Management Consultants, Inc.                                                       Tennessee
          Service Merchandise of West Virginia, Inc. (Co.)                                          Tennessee
          A. F. S. Marketing Services, Inc.                                                         Tennessee
          Service Merchandise Co., Inc. (Financial)                                                 Tennessee
          Service Merchandise Indiana Partners                                                       Indiana
          Service Merchandise of Pennsylvania Business Trust                                       Pennsylvania
          Service Merchandise of Texas, Limited Partnership                                          Delaware
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